    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 13, 1995

                                                       REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               BMC SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                              74-21226120
  (State or other jurisdiction of               (I.R.S. Employer
  incorporation or organization)               Identification No.)

                            2101 CITY WEST BOULEVARD
                           HOUSTON, TEXAS 77042-2827
          (Address of principal executive offices, including zip code)

                            ------------------------

                BMC SOFTWARE, INC. 1994 EMPLOYEE INCENTIVE PLAN
        BMC SOFTWARE, INC. 1994 NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN
                           (Full title of the plans)

                               M. BRINKLEY MORSE
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            2101 CITY WEST BOULEVARD
                           HOUSTON, TEXAS 77042-2827
                    (Name and address of agent for service)

                                 (713) 918-8800
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                                 John S. Watson
                             Vinson & Elkins L.L.P.
                             2300 First City Tower
                           Houston, Texas 77002-6760

                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED
                                                    PROPOSED          MAXIMUM
                                                     MAXIMUM         AGGREGATE        AMOUNT OF
     TITLE OF SECURITIES         AMOUNT TO BE    OFFERING PRICE   OFFERING PRICE    REGISTRATION
       TO BE REGISTERED           REGISTERED      PER SHARE (1)         (1)              FEE
Common Stock, $.01 par value       3,200,000
 (2)..........................      shares           $34.25        $109,600,000        $37,794

(1) Estimated solely for purposes of calculating the registration fee.

(2) Each share of Common Stock includes Rights under the Company's Rights Agreement, which Rights are attached to and trade with the Common Stock of the Company.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
              INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by BMC Software, Inc., a Delaware corporation (the "Company"), are incorporated herein by reference and made a part hereof: (i) the Company's Annual Report on Form 10-K for the year ended March 31, 1995; (ii) the Company's Quarterly Report on Form 10-Q for the Quarter ended June 30, 1995; (iii) the Company's Current Report on Form 8-K dated October 6, 1995; and (iv) the Description of the Company's Common Stock, no par value, included in the Company's Registration Statement on Form 8-A as filed with the Commission with respect to the Common Stock on August 25, 1988.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law, Article SEVENTH of the Company's Restated Certificate of Incorporation, Sections 1 and 2 of Article VI of the Company's bylaws, as amended, and indemnification agreements entered into by the Company with its directors provide for the indemnification of officers, directors, employees and agents under certain circumstances.

    Set forth below is Article SEVENTH of the Company's Restated Certificate of Incorporation pertaining to indemnification of officers, directors, employees and agents and insurance:

        SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended to further limit or eliminate such liability. Moreover, the Corporation shall, to the fullest extent permitted by law, indemnify any and all officers and directors of the Corporation, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the Board of Directors, indemnify any and all other person whom it shall have power to indemnify, from and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered in such capacities. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

    Set forth below are Sections 1 and 2 of Article VI of the Company's bylaws, as amended:

        SECTION 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnify hereunder and shall inure to the benefit of his or her heirs, executors, and administrators; PROVIDED, HOWEVER, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Article VI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Section or otherwise.

        SECTION 2. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation, individually or as a group, with the same scope and effect as the indemnification of directors and officers provided for in this Article.

    In addition, the Company has entered into indemnification agreements with its directors, pursuant to which the Company has agreed to indemnify such directors in accordance with, and to the fullest extent permitted by, the Delaware General Corporation Law, against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with any proceeding in which the indemnitee was or is made a party or was or is involved by reason of the fact that the indemnitee is or was a director.

    The Company has also purchased liability insurance policies covering directors and officers of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.

    Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

      4.1  Certificate of Incorporation  of the  Company (filed with  the Commission  as
           Exhibit 3.1 to the Company's Registration Statement on Form S-1 (registration
           No. 33-22892) and incorporated herein by reference).
      4.2  Bylaws  of  the Company  (filed with  the  Commission as  Exhibit 3.2  to the
           Company's Registration Statement on Form S-1 (registration No. 33-22892)  and incorporated herein by reference).
      4.3  Rights  Agreement dated as of May 8,  1995 between the Company and the Rights
           Agent named therein (filed with the Commission as Exhibit 1 to the  Company's
           Current  Report on  Form 8-K  dated May  2, 1995  and incorporated  herein by reference).
      5.1  Opinion of Vinson & Elkins L.L.P.
     23.1  Consent of Arthur Andersen LLP
     23.2  Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
     24.1  Powers of  Attorney (included  on  the signature  page to  this  Registration
           Statement).

                                  UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

        (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the

Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 12th day of October 1995.

                                          BMC SOFTWARE, INC.

                                          By:        /s/ MAX P. WATSON JR.

                                             -----------------------------------
                                                      Max P. Watson Jr.
                                              CHAIRMAN OF THE BOARD, PRESIDENT
                                                 AND CHIEF EXECUTIVE OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints M. Brinkley Morse and Max P. Watson Jr. or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated below.

                         NAME                                             TITLE                            DATE
------------------------------------------------------  -----------------------------------------  --------------------

                /s/ MAX P. WATSON JR.                   Chairman of the Board, President and         October 12, 1995
     -------------------------------------------         Chief Executive Officer (Principal
                  Max P. Watson Jr.                      Executive Officer and Financial Officer)

               /s/ KEVIN M. KLAUSMEYER                  Principal Accounting Officer                 October 12, 1995
     -------------------------------------------
                 Kevin M. Klausmeyer

                  /s/ JOHN W. BARTER                    Director                                     October 12, 1995
     -------------------------------------------
                    John W. Barter

                 /s/ B. GARLAND CUPP                    Director                                     October 12, 1995
     -------------------------------------------
                   B. Garland Cupp

                 /s/ MELDON K. GAFNER                   Director                                     October 12, 1995
     -------------------------------------------
                   Meldon K. Gafner

                    /s/ L.W. GRAY                       Director                                     October 12, 1995
     -------------------------------------------
                      L.W. Gray

                /s/ GEORGE F. RAYMOND                   Director                                     October 12, 1995
     -------------------------------------------
                  George F. Raymond

                                 EXHIBIT INDEX

 EXHIBIT
---------

      4.1  Certificate  of Incorporation  of the  Company (filed with  the Commission  as Exhibit  3.1 to the
           Company's Registration Statement on Form S-1  (registration No. 33-22892) and incorporated  herein by reference).

      4.2  Bylaws  of the  Company (filed with  the Commission as  Exhibit 3.2 to  the Company's Registration
           Statement on Form S-1 (registration No. 33-22892) and incorporated herein by reference).

      4.3  Rights Agreement dated as of May  8, 1995 between the Company  and the Rights Agent named  therein
           (filed  with the Commission as Exhibit 1 to the  Company's Current Report on Form 8-K dated May 2,
           1995 and incorporated herein by reference).

      5.1  Opinion of Vinson & Elkins L.L.P.

     23.1  Consent of Arthur Andersen LLP

     23.2  Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

     24.1  Powers of Attorney (included on the signature page to this Registration Statement).